Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

NEWS

Vista Gold Corp. Announces Second Quarter 2020 Financial Results

Denver, Colorado, July 29, 2020 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results with net income of $1.9 million for the quarter ended June 30, 2020. Management’s quarterly conference call to discuss these results is scheduled for 2:30 p.m. MDT on July 30, 2020. The Company’s unaudited financial statements, Management’s Discussion and Analysis together with other important disclosures are available in the Company’s Quarterly Report on Form 10-Q, filed on July 29, 2020 with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulatory authorities.

Summary of Q2 2020 Financial Results

Vista reported net income of $1.9 million, or $0.01 per share for the three months ended June 30, 2020. The Company benefited from a gain of $2.6 million associated with the partial cancellation of the Company’s royalties on the Awak Mas project and a gain of $1.1 million relating to fair value adjustments and sales of other investments. Also contributing to net income was a $0.2 million decrease in operating expenses compared to the three months ended June 30, 2019.

Current assets at June 30, 2020 were $8.5 million. At the same date, accounts payable and accrued liabilities were $0.7 million, and the Company has no debt.

Other Quarterly Highlights

Other corporate activities and highlights for the three months ended June 30, 2020 included:

•	Receipt of a $2.4 million cash payment to cancel 50% of the Awak Mas royalties;

•	An amendment to the Guadalupe de los Reyes (“GdlR”) agreement to accelerate the final $1.5 million cash payment to not later than September 30, 2020 (which was received in July 2020) and provide for an additional $2.1 million to Vista over the next 12 months in lieu of receiving certain royalties and back in rights;

•	Net proceeds received of $1.7 million from other investing and financing activities; and

•	Filing a U.S. shelf registration statement for $25 million to replace the previous $100 million shelf registration statement that was set to expire on July 5, 2020.

For additional details regarding the Awak Mas transaction, GdlR transaction, and the shelf registration statement, please refer to the Company’s news releases dated May 5, June 15, and June 29, 2020, respectively.

Vista’s President and CEO, Mr. Frederick H. Earnest commented, “The strengthening of our balance sheet during the second quarter reflects our ongoing operational and capital discipline and gives us the resources needed to pursue our corporate objectives. During the quarter we successfully monetized non-core mineral property interests and realized $1.7 million from other investing and financing activities. Consistent with our business practice of maintaining a current shelf registration, we filed a new, but much smaller U.S. shelf registration.

In addition to cash generated by non-core assets during the second quarter and the $1.5 million received in July 2020, we have agreements in place that we expect will generate up to $4.6 million over the next 12 months. This includes up to $2.1 million under the amended GdlR agreement and $2.5 million if the option to cancel the remaining 50% of the Awak Mas royalties is exercised. Monetizing our interests in Awak Mas and GdlR are important elements in our strategy of providing liquidity to further advance Mt Todd.

The recent increase in the gold price, together with the corresponding increase in our share price and trading volume, reflects growing enthusiasm about the value of the Mt Todd gold project. Vista continues to advance and de-risk Mt Todd and is well positioned, in the current gold environment, to consider prospective development partners who we believe will recognize the value of Mt Todd. We are focused on realizing value for Mt Todd that appropriately rewards shareholders and will continue to efficiently optimize and advance Mt Todd until this objective is achieved.”

Management Conference Call

A conference call with management to review our financial results for the second quarter ended June 30, 2020 and to discuss corporate and project activities is scheduled for July 30, 2020 at 2:30 pm MDT.

Participant Toll Free: 800-353-6461

Participant International: 334-323-0501

Conference ID: 7353852

This call will be webcast and can be accessed at webcast link. This call will also be archived and available at www.vistagold.com after July 30, 2020. Audio replay will be available for 21 days by calling toll-free in North America: 888-203-1112.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

All dollar amounts in this press release are in U.S. dollars.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia and, if developed as presently designed, would potentially be Australia’s 6th largest gold producer on an annual basis.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our expected filing date for the Company’s Quarterly Report on Form 10-Q for the second quarter 2020; the expected date for our management’s call regarding our financial results; our expectations with regard to any future payments pursuant to the amendment to the Guadalupe de los Reyes agreement and the Awak Mas agreement; our plans to continue to advance the process of seeking a partner for the construction and development of Mt Todd; our plans to continue to efficiently optimize and advance Mt Todd; our plans to respond appropriately to the COVID-19 pandemic to ensure the health and safety of its employees; and our belief that Mt Todd is the largest undeveloped gold project in Australia, and if developed, that it would be Australia’s 6th largest gold producer on an annual basis are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2020 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.